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                                                Exhibit 23(c)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report to the Board of Directors of Copley Properties, Inc. dated March 15, 1996, included in or made a part of Amendment No. 2 of Registration Statement File No. 33-65337.


Boston, Masschusetts
March 28, 1996